Exhibit 31.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

I, Gerald McGuire, certify that:

1.           I have reviewed this annual report on Form 10-K/A of Cocrystal Pharma, Inc.;

2.           Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 30, 2015

/s/ Gerald McGuire
Gerald McGuire Chief Financial Officer (Principal Financial Officer)